EXHIBIT B
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                          CERTIFICATE OF INCORPORATION

                                       OF

                                PMC-SIERRA, INC.


                                   ARTICLE I.

         The name of this corporation is PMC-Sierra, Inc. (the "Corporation").


                                   ARTICLE II.

         The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III.

         The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV.

         This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The Corporation is authorized to issue a total of 55,000,000 shares. 50,000,000 shares shall be Common Stock, no par value, and 5,000,000 shares shall be Preferred Stock, no par value.

         The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock; and to fix the number of shares of any series of Preferred Stock; and to increase, or to decrease (within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series of Preferred Stock, but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series. In case the number of shares of any series of Preferred Stock shall be so decreased, the shares constituting the decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

         The authority of the Board of Directors with respect to each such class or series shall include, without limitation of the foregoing, the right to determine and fix:

                          (a)       the distinctive designation of such class or
series and the number of shares to constitute such class or series;
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                          (b)       the rate at which dividends on the shares of
such class or series shall be declared and paid, or set aside for payment, whether dividends at the rate so determined shall be cumulative or accruing, and
whether  the  shares  of  such  class  or  series   shall  be  entitled  to  any
participating or other dividends in addition to dividends at the rate so determined, and if so, on what terms;

                          (c)       the  right  or  obligation,  if any,  of the
Corporation to redeem shares of the particular class or series of Preferred Stock and, if redeemable, the price, terms and manner of such redemption;

                          (d)       the   special    and   relative  rights  and
preferences, if any, and the amount or amounts per share, which the shares of such class or series of Preferred Stock shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                          (e)       the terms and conditions, if any, upon which
shares of such class or series shall be convertible into, or exchangeable for, shares of capital stock of any other class or series, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

                          (f)       the obligation,  if any,  of the Corporation
to retire, redeem or purchase shares of such class or series pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligation;

                          (g)       voting rights,  if any,  on  the issuance of
additional shares of such class or series or any shares of any other class or series of Preferred Stock;

                          (h)       limitations,  if any,   on  the  issuance of
additional shares of such class or series or any shares of any other class or series of Preferred Stock; and

                          (i)       such      other     preferences,     powers,
qualifications, special or relative rights and privileges thereof as the Board of Directors of the Corporation, acting in accordance with this Certificate of Incorporation, may deem advisable and are not inconsistent with law and the provisions of this Restated Certificate of Incorporation.


                                   ARTICLE V.

         The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this right.


                                   ARTICLE VI.

         The Corporation is to have perpetual existence.

                                  ARTICLE VII.

         1.       Limitation of Liability.   To  the fullest extent permitted by
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the  General  Corporation  Law of the State of Delaware as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

         2.       Indemnification.  The Corporation may indemnify to the fullest
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extent  permitted by law any person made or  threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or his or her testator or intestate is or was a director, officer or employee of the Corporation, or any predecessor of the Corporation, or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation.

         3.       Amendments.   Neither any amendment nor repeal of this Article
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VII,  nor the  adoption of any  provision of the  Corporation's  Certificate  of
Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VII, would accrue or arise, prior to such amendment, repeal, or adoption of an inconsistent provision.


                                  ARTICLE VIII.

         In the event any shares of Preferred Stock shall be redeemed or converted pursuant to the terms hereof, the shares so converted or redeemed shall not revert to the status of authorized but unissued shares, but instead shall be canceled and shall not be re-issuable by the Corporation.


                                   ARTICLE IX.

         Holders of stock of any class or series of this Corporation shall not be entitled to cumulate their votes for the election of directors or any other matter submitted to a vote of the stockholders.


                                   ARTICLE X.

         1.       Number of Directors. The number of directors which constitutes
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the whole Board of  Directors  of the  Corporation  shall be  designated  in the
Bylaws of the Corporation.

         2.       Election of Directors.   Elections of directors need not be by
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written ballot unless  demanded by any stockholder at the meeting and before the voting has begun or the Bylaws of the Corporation shall so provide.

                                   ARTICLE XI.

         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.


                                  ARTICLE XII.

         No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of the stockholders called in accordance with the Bylaws of the Corporation, and no action shall be taken by the stockholders by written consent.


                                  ARTICLE XIII.

         Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.


                                  ARTICLE XIV.

         The name and mailing address of the incorporator are:

                                    Noga D. Spira, Esq.
                                    Wilson, Sonsini, Goodrich & Rosati
                                    650 Page Mill Road
                                    Palo Alto, California  94304-1050

                                      * * *
         The  undersigned   incorporator  hereby  acknowledges  that  the  above
Certificate of Incorporation of PMC-Sierra, Inc. is her act and deed and that the facts stated therein are true.




                                                    ----------------------------
Dated: -------, 1997                                Noga D. Spira